Exhibit 10.1

Execution Version
SUBSCRIPTION AGREEMENT
This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 10th day of November, 2025, by and between Sable Offshore Corp., a Delaware corporation (“Sable”), and the subscriber party set forth on the signature page hereto (“Subscriber”).
WHEREAS, Subscriber desires to subscribe for and to purchase from Sable that number of shares of common stock, par value $0.0001 per share, of Sable (the “Sable Common Stock”) set forth on the signature page hereto (the “Acquired Shares”) for a purchase price of $5.50 per share and an aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and Sable desires to issue and sell to Subscriber the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to Sable;
WHEREAS, Sable may enter into separate subscription agreements (the “Other Subscription Agreements”) with certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) and/or “accredited investors” (as such term is defined in Rule 501 under the Securities Act) (such persons, collectively, the “Other PIPE Investors”) on substantially the same terms as those set forth in this Subscription Agreement, pursuant to which such Other PIPE Investors will subscribe for and agree to purchase shares of Sable Common Stock at the same price per share; and
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
1.Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and Sable hereby agrees to issue and sell to Subscriber, the Acquired Shares at the Closing Date (as defined below) in consideration for the payment of the Purchase Price to Sable (such subscription and issuance, the “Subscription”).
2.Closing.
(a)The closing of the Subscription contemplated hereby (the “Closing”) shall take place on November 12, 2025 (the “Closing Date”). Not less than three (3) business days prior to the scheduled Closing Date, Sable shall provide written notice to Subscriber (the “Closing Notice”) of (i) such Closing Date and (ii) the wire instructions for delivery of the Purchase Price. On the Closing Date, Sable shall deliver, or cause to be delivered, to Subscriber (A) the Acquired Shares in book entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (B) a copy of the records of Sable showing Subscriber as the owner of the Acquired Shares on and as of the Closing Date. On the Closing Date, Subscriber shall deliver to Sable the Purchase Price for the Acquired Shares by wire transfer of U.S. dollars in immediately available funds to the account specified by Sable in the Closing Notice, such funds to be held in escrow until the Closing Date. Prior to the Closing Date, Subscriber shall deliver to Sable (1) such information as is reasonably requested in the Closing Notice in order for Sable to cause the Acquired Shares to be issued and delivered to Subscriber and (2) a duly completed and executed Internal Revenue Service Form W-9 or appropriate

Internal Revenue Service Form W-8. In the event the Closing does not occur within three (3) business days after the Closing Date and Subscriber has paid the Purchase Price for the Acquired Shares prior to the Closing Date, then Sable shall promptly (but not later than one (1) business day thereafter) return to Subscriber the Purchase Price by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, and any book-entries for the Acquired Shares shall be deemed repurchased and cancelled; provided that, upon such return of the Purchase Price, this Subscription Agreement shall automatically terminate and be of no further force or effect (other than liability for any willful breach prior to such termination). Together with such return of the Purchase Price, Sable shall deliver to Subscriber a certificate executed by its Chief Executive Officer or Chief Financial Officer certifying that the condition set forth in Section 2(b)(xii) was not satisfied and that the Closing did not occur.
(b)In addition to the conditions set forth in Section 2(a), the Closing Date shall be subject to the satisfaction (or waiver (to the extent legally permissible) in writing by the party having the benefit of the applicable condition) of the conditions that, on the Closing Date:
(i)solely with respect to Sable, the representations and warranties made by Subscriber in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects);
(ii)solely with respect to Subscriber, the representations and warranties made by Sable in this Subscription Agreement (other than the representations and warranties set forth in Section 3(b), Section 3(d) and Section 3(h)) shall be true and correct in all material respects as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects), and (i) the representations and warranties made by Sable set forth in Section 3(b) and Section 3(d) shall be true and correct in all respects and (ii) other than de minimis changes with respect to shares of Sable Common Stock subject to issuance upon exercise of outstanding warrants and/or underlying equity incentive awards and the vesting of such awards, the representations and warranties made by Sable set forth in Section 3(h) shall be true and correct in all respects, each as of the Closing Date;
(iii)solely with respect to Subscriber, Sable shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing Date;
(iv)solely with respect to Sable, Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing Date;
(v)there shall not be any law or order of any governmental authority having jurisdiction restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Subscription Agreement;
(vi)no suspension of the qualification of the shares of Sable Common Stock listed on the New York Stock Exchange (the “NYSE”) for any offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any such purposes, shall have occurred;
(vii)there shall have been no Sable Material Adverse Effect with respect to Sable since the date hereof;
(viii)Sable shall have delivered to Subscriber a duly executed and delivered certificate of Sable’s chief executive officer or chief financial officer, dated as of the Closing Date, certifying as to the fulfillment of the conditions specified in Sections 2(b)(ii), (iii), (vi), (vii) and (x);
(ix)Sable’s secretary shall have delivered to Subscriber at the Closing Date a certificate certifying (i) Sable’s certificate of incorporation, (ii) Sable’s bylaws and (iii) resolutions of Sable’s Board of Directors (or an authorized committee thereof) approving this Subscription Agreement, the transactions contemplated by this Subscription Agreement and the issuance of the Acquired Shares;
(x)Sable shall have filed with the NYSE a supplemental listing application covering the Acquired Shares (the “SLAP”) and no objection shall have been raised by the NYSE with respect to the SLAP or the issuance of the Acquired Shares;
(xi)Sable shall have delivered a certificate of the Secretary of State of the State of Delaware, dated of the Closing Date, to the effect that Sable is in good standing; and
(xii)Sable shall have received cash proceeds pursuant to this Subscription Agreement, any Other Subscription Agreement entered into with any Other PIPE Investor, and any concurrent equity financings, in an amount of no less than $225,000,000, net of Placement Agent fees and other transaction costs and expenses.
(c)At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Subscription Agreement.
3.Representations and Warranties of Sable. Sable represents and warrants to Subscriber that:
(a)Sable and each of its subsidiaries is duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization. Sable has the entity power and authority to own, lease and operate its properties and conduct its business as presently conducted and as presently proposed to be conducted as described in the SEC Reports and to enter into, deliver and perform its obligations under this Subscription Agreement. Sable is classified as a Subchapter C corporation for U.S. federal tax purposes.
(b)The Acquired Shares are authorized and, when issued and delivered to Subscriber against full payment for the Acquired Shares in accordance with the terms of this Subscription Agreement, the Acquired Shares will be validly issued, fully paid and non-assessable, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under Sable’s certificate of incorporation and bylaws or under the laws of the State of Delaware.
(c)There are no securities or instruments issued by or to which Sable is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the

Acquired Shares or (ii) the Sable Common Stock issued or to be issued pursuant to the Other Subscription Agreements, as applicable.
(d)This Subscription Agreement has been duly authorized, executed and delivered by Sable and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.
(e)The execution, delivery and performance of this Subscription Agreement and the consummation of the transactions contemplated hereby, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of Sable pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Sable is a party or by which Sable is bound or to which any of the property or assets of Sable is subject; (ii) the organizational documents of Sable; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Sable or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, assets, liabilities, operations, condition (including financial condition) or results of operations of Sable or materially and adversely affect the validity of the Acquired Shares or the legal authority or ability of Sable to perform in any material respects its obligations hereunder (a “Sable Material Adverse Effect”).
(f)Sable is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of Sable, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, Sable is a party or by which Sable’s properties or assets are bound or (iii) any law, statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Sable or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Sable Material Adverse Effect.
(g)Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4, Sable is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by Sable of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) filings with the U.S. Securities and Exchange Commission (the “SEC”), (ii) filings required by applicable state securities laws, and (iii) those required by the NYSE.
(h)Sable is authorized to issue two classes of stock: Sable Common Stock and preferred stock having a par value of $0.0001 per share (“Sable Preferred Stock”). The total number of shares of capital stock that Sable has authority to issue is 501,000,000 shares, of which the total number of shares of Sable Common Stock that Sable is authorized to issue is 500,000,000 shares and the total number of shares of Sable Preferred Stock that Sable is authorized to issue is 1,000,000. As of the date hereof, (i) 99,507,250 shares of Sable Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (ii) up to shares 8,987,062 of Sable Common Stock are subject to issuance upon exercise of outstanding warrants, (iii) up to 10,084,265 shares of Sable

Common Stock are subject to issuance subject to the vesting conditions of equity incentive awards and (iv) no shares of Sable Preferred Stock are issued and outstanding.
(i)Sable has filed or furnished, as applicable, in a timely manner all required registration statements, reports, schedules, forms, statements and other documents required to be filed by Sable with the SEC since February 14, 2024 (the “SEC Reports”). As of their respective filing dates, the SEC Reports complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Securities Act, and the rules and regulations of the SEC promulgated thereunder. None of the SEC Reports, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Sable included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of Sable as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited financial statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to Subscriber via the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by Sable (or any affiliate or subsidiary thereof) from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.
(j)Sable has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for Sable’s assets. Sable maintains, and has maintained, books and records of Sable in the ordinary course of business that are accurate and complete and properly reflect the revenues, expenses, assets and liabilities of Sable in all material respects. Sable maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act applicable to Sable and is effective, and Sable is not aware of any material weaknesses in its internal control over financial reporting. Sable maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by Sable in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to Sable’s management as appropriate to allow timely decisions regarding required disclosure. Sable has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(k)Since the date of the balance sheet included in Sable’s Form 10-K for the year ended 2024, there has been (i) no Sable Material Adverse Effect, (ii) no transaction which is material to Sable and its subsidiaries taken as a whole, (iii) no obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by Sable or its subsidiaries, which is material to Sable and its subsidiaries taken as a whole, (iv) no change in the capital stock or outstanding indebtedness of Sable and its subsidiaries, other than as described in the SEC Reports and Section 3(h) of this Subscription Agreement and (v) no dividend or distribution of any kind declared, paid or made on the capital stock of Sable or any of its subsidiaries.
(l)Sable and each of its subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as Sable reasonably deems adequate; such insurance insures against such losses and risks in accordance with customary industry practice to protect Sable and its subsidiaries and their respective businesses and which is commercially reasonably for the current conduct of their respective businesses; to Sable’s Knowledge, all such insurance is fully in force on the date hereof and is expected to be fully in force at each time of purchase, if any; neither Sable nor any subsidiary has reason to believe that it will not be able to (i) renew any such insurance as and when such insurance expires or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted at a cost that would not, individually or in the aggregate, reasonably be expected to result in any Sable Material Adverse Effect. “Sable’s Knowledge” with respect to any statement means the actual knowledge, or knowledge that would have been acquired after reasonable inquiry, of the executive officers or directors of Sable.
(m)Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Acquired Shares by Sable to Subscriber.
(n)Neither Sable nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising within the meaning of applicable securities laws in connection with any offer or sale of the Acquired Shares.
(o)None of Sable, any of its subsidiaries nor any person acting on their behalf has taken or will take, directly or indirectly, any action designed to or that is likely to cause or result in stabilization or manipulation of the price of any security of Sable to facilitate the sale or resale of the Acquired Shares or otherwise, and has taken no action which could reasonably be expected to directly or indirectly violate Regulation M under the Exchange Act.
(p)Other than as disclosed in the SEC Reports, except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Sable Material Adverse Effect, there is no proceeding pending, or, to Sable’s Knowledge, threatened against Sable or any judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Sable.
(q)Except for placement fees payable to each Placement Agent (as defined within), Sable has not paid, and is not obligated to pay, any brokerage, finder’s or other fee or commission in connection with its issuance and sale of the Acquired Shares, including, for the avoidance of doubt, any fee or commission payable to any equityholder or affiliate of Sable.
(r)None of Sable, its subsidiaries, any person acting on its behalf nor, to Sable’s Knowledge, any of its affiliates has, directly or indirectly, at any time within the applicable period set forth in Rule 152 promulgated under the Securities Act, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under the Securities Act in connection with the sale by Sable of the Acquired Shares as contemplated hereby or (ii) cause the sale of the Acquired Shares pursuant to this Subscription Agreement to be integrated with prior offerings by Sable for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange on which any of the securities of Sable are listed or designated.
(s)Other than Subscriber and the Other PIPE Investors, no person has any right to cause Sable to effect the registration under the Securities Act of the offer and sale of any securities of Sable other than (i) those offers and sales which are currently registered on an effective registration statement on file with the SEC and (ii) such rights as have been temporarily waived.

(t)The Sable Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act, and Sable has taken no action designed to terminate the registration of the Sable Common Stock under the Exchange Act, nor has Sable received any notification that the SEC or the NYSE is contemplating terminating such registration or listing. Sable is, and immediately following the Closing will be, in compliance with all applicable listing requirements of the NYSE.
(u)Neither Sable nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does Sable or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Sable and its subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes hereof, “Insolvent” means, with respect to any person, (i) the present fair saleable value of such person’s assets is less than the amount required to pay such person’s total indebtedness, (ii) such person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.
(v)Neither Sable nor any subsidiary nor, to Sable’s Knowledge, any director, officer, agent, employee or affiliate of Sable or any subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, or is currently subject to any investigation, inquiry, or enforcement action by the U.S. Department of the Treasury’s Office of Investment Services and Programs. Sable is either (i) not a “person of a country of concern” or (ii) not engaged in any “covered activity,” as these terms are defined in 31 C.F.R. Part 850, as implemented or revised from time to time (the “Outbound Investment Rules”). Sable has no intention of becoming a “person of a country of concern” that engages in any “covered activity” within the meaning of the Outbound Investment Rules.
(w)The operations of Sable and its subsidiaries are in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Sable or any subsidiary with respect to the Money Laundering Laws is pending or, to Sable’s Knowledge or the knowledge of any subsidiary, threatened.
(x)Sable is not, and, after giving effect to the offering and sale of Sable Common Stock pursuant to this Subscription Agreement and the Other Subscription Agreements, will not be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the SEC thereunder, and shall not rely on Sections 3(c)(1) or 3(c)(7) of the Investment Company Act as a basis for being exempt from such registration.
4.Subscriber Representations and Warranties. Subscriber represents and warrants that:
(a)Subscriber has been duly formed or incorporated in the United States (or in the case of an individual, is a United States citizen) and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority (or in the case of an individual, the legal capacity) to enter into, deliver and perform its obligations under this Subscription Agreement.
(b)This Subscription Agreement has been duly authorized, executed and delivered by Subscriber and, assuming the due authorization, execution and delivery of the same by Sable, is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.
(c)The execution, delivery and performance by Subscriber of this Subscription Agreement, including the consummation of the transactions contemplated hereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the legal authority or ability of Subscriber to perform in any material respects its obligations hereunder.
(d)Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on either (a) Schedule A following the signature page hereto or (b) on such other form agreed among Subscriber and Sable). Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares, unless such newly formed entity is an entity in which all of the equity owners are “accredited investors” (within the meaning of Rule 501(a) under the Securities Act).
(e)Subscriber understands that the Acquired Shares are being offered and sold pursuant to an exemption from the registration requirements of the Securities Act under Section 4(a)(2) thereof in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. Subscriber understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to Sable or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 promulgated under the Securities Act provided that all of the applicable conditions thereof have been met or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i), (iii) and (iv), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entries representing the Acquired Shares shall contain a legend to such effect. Subscriber acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.
(f)Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from Sable. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by Sable or any of its officers, managers or representatives, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.
(g)Subscriber represents and warrants that its acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.
(h)In making its decision to purchase the Acquired Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber and the representations and warranties of Sable included in this Subscription Agreement. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares. Without limiting the generality of the foregoing, Subscriber acknowledges that it has access to the SEC Reports. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares. Subscriber acknowledges and agrees that it has not relied on any Placement Agent or any affiliate of a Placement Agent with respect to its decision to purchase the Acquired Shares. Subscriber further acknowledges that there have been no, and in purchasing the Acquired Shares, Subscriber is not relying on any, representations, warranties, covenants or agreements made to Subscriber by the Placement Agents or any of their respective affiliates or any control persons, officers, directors, partners, agents or representatives of any of the foregoing, expressly or by implication. Subscriber also understands and acknowledges that TD Securities (USA) LLC and/or its affiliates, certain of its senior executives and members of its deal team have an equity ownership interest in Sable.
(i)Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and Sable, or by means of contact from TD Securities (USA) LLC or Jefferies LLC, acting as placement agents for Sable (the “Placement Agents”), and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and Sable, or by contact between Subscriber and a Placement Agent. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means.
(j)Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares, including those set forth in the SEC Reports. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

(k)Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber, and Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in Sable. Subscriber acknowledges specifically that a possibility of total loss exists.
(l)Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.
(m)Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any other Executive Order issued by the President of the United States and administered by OFAC (collectively “OFAC Lists”), (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List; (iii) organized, incorporated, established, located, resident in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other country or territory embargoed or subject to comprehensive sanctions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.
(n)If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) neither Sable nor any of its affiliates (the “Transaction Parties”), has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Acquired Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Acquired Shares; (ii) the decision to invest in the Acquired Shares has been made at the recommendation or direction of an “independent fiduciary” within the meaning of US Code of Federal Regulations 29 C.F.R. section 2510.3 21(c), as amended from time to time (the “Fiduciary Rule”) who is (1) independent of the Transaction Parties; (2) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the

Fiduciary Rule); (3) is a fiduciary (under ERISA and/or section 4975 of the Code) with respect to Subscriber’s investment in the Acquired Shares and is responsible for exercising independent judgment in evaluating the investment in the Acquired Shares; and (4) is aware of and acknowledges that none of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchaser’s or transferee’s investment in the Acquired Shares.
(o)At the Closing, Subscriber will have sufficient funds to pay the Purchase Price.
(p)Subscriber acknowledges and agrees that neither the Placement Agents, nor any of their respective affiliates, has provided Subscriber with any information or advice with respect to the Acquired Shares nor is such information or advice necessary or desired. Neither the Placement Agents nor any of their respective affiliates has made or makes any representation as to Sable or the quality or value of the Acquired Shares. Further, the Placement Agents and any of their respective affiliates may have acquired non-public information with respect to Sable, which Subscriber agrees need not be provided to it. On behalf of itself and its affiliates, Subscriber acknowledges that the Placement Agents shall not have any liability or any obligation to Subscriber or its affiliates in respect of this Subscription Agreement or the transactions contemplated hereby including, but not limited to, any action heretofore or hereafter taken or omitted to be taken by any of them in connection with Subscriber’s purchase of the Acquired Shares.
(q)Subscriber acknowledges and agrees that it has not received any recommendation with respect to the Subscription from the Placement Agents and thus will not be deemed to form a relationship with the Placement Agents in connection with the Subscription that would require the Placement Agents to treat Subscriber as a “retail customer” for purposes of Regulation Best Interest pursuant to Rule 11-1 of the Exchange Act, or a “retail investor” for purposes of Form CRS pursuant to Rule 17a-14 of the Exchange Act. Accordingly, Subscriber acknowledges and agrees that it is not entitled to the protections or disclosures required by Regulation Best Interest or Form CRS with respect to the Subscription.
(r)Subscriber acknowledges and agrees that the Placement Agents, and their respective affiliates, are acting solely as placement agents in connection with the Subscription and are not acting as underwriters or in any other capacity and are not and shall not be construed as a financial advisor, tax advisor or fiduciary for Subscriber, Sable or any other person or entity in connection with the Subscription.
(s)Subscriber acknowledges that no disclosure or offering document has been prepared by the Placement Agents or any of their respective affiliates in connection with the offer and sale of the Acquired Shares.
(t)Subscriber acknowledges that it has not relied on the Placement Agents in connection with its determination as to the legality of its acquisition of the Acquired Shares or as to the other matters referred to herein, and Subscriber has not relied on any investigation that the Placement Agents, any of their affiliates or any person acting on their behalf have conducted with respect to the Acquired Shares or Sable. Subscriber further acknowledges that it has not relied on any information contained in any research reports prepared by the Placement Agents or any of their affiliates.
5.Registration Rights.
(a)Sable agrees to use commercially reasonable efforts to, within fifteen (15) business days after the Closing Date (the “Filing Date”), file with the SEC (at Sable’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the Acquired Shares, and Sable shall use its commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the SEC notifies Sable that it will “review” the Registration Statement) following the Closing Date and (ii) the fifth business day after the date Sable is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that Sable’s obligations to include Acquired Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to Sable such information regarding Subscriber, the securities of Sable held by Subscriber and the intended method of disposition of Acquired Shares as shall be reasonably requested by Sable to effect the registration of Acquired Shares, and Subscriber shall execute such documents in connection with such registration as Sable may reasonably request that are customary of a selling stockholder in similar situations, including providing that Sable shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement with Sable on the ability to transfer Acquired Shares. Any failure by Sable to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve Sable of its obligations to file or effect the Registration Statement as set forth above in this Section 5 and shall be subject to the provisions of Section 5(e). Sable shall provide a draft of the Registration Statement to Subscriber for review upon written request (including by way of email) at least four (4) business days in advance of the Filing Date. In no event shall Subscriber be identified as an “underwriter” in such Registration Statement without Subscriber’s prior written consent. Such Registration Statement shall not include any shares of Sable Common Stock or other securities for the account of any holder of securities of Sable other than the Acquired Shares and the shares of Sable Common Stock issued to the Other PIPE Investors pursuant to the Other Subscription Agreements without the prior written consent of Subscriber. If Form S-3 is not available for the registration of the resale of the Acquired Shares hereunder as of the Filing Date, Sable shall (i) register the resale of the Acquired Shares on Form S-1 and (ii) register such Acquired Shares for resale on Form S-3 promptly after the use of such form becomes available and use its commercially reasonable efforts to have such registration statement declared effective by the SEC.
(b)Notwithstanding anything to the contrary herein, solely for purposes of calculating the Effectiveness Date, the period between the Filing Date and the Effectiveness Date shall be tolled, on a day-for-day basis, for each calendar day following the Filing Date during which a federal government “shutdown” or funding lapse results in the SEC suspending or delaying the review or effectiveness of any registration statement or related filings; provided, however, if the federal government “shutdown” or funding lapse in effect on the date of this Agreement continues uninterrupted through February 28, 2026, then Sable shall promptly thereafter file the Registration Statement without delaying amendment language such that the Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act within twenty (20) calendar days after such filing, and Sable shall take all actions reasonably necessary to maintain the continuous effectiveness of the Registration Statement thereafter in accordance with this Section 5. For the avoidance of doubt: (i) if any such “shutdown” or funding lapse ends on or before the Filing Date, no extension to the Effectiveness Date shall apply and (ii) if any such “shutdown” or funding lapse occurs or continues after the Filing Date, the Effectiveness Date shall be extended by the number of calendar days during which the “shutdown” or funding lapse continues after the Filing Date.
(c)In the case of the registration, qualification, exemption or compliance effected by Sable pursuant to this Subscription Agreement, Sable shall, upon reasonable request,

inform Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense Sable shall:
(i)except for such times as Sable is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which Sable determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earliest of the following: (i) Subscriber ceases to hold any Acquired Shares, (ii) the date all Acquired Shares held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for Sable to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) five years from the Effectiveness Date.;
(ii)advise Subscriber within five (5) business days (unless such earlier date is noted below):
(1)within two (2) business days of when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;
(2)within two (2) business days of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;
(3)within two (2) business days of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;
(4)within two (2) business days of the receipt by Sable of any notification with respect to the suspension of the qualification of the Acquired Shares included therein for sale in any jurisdiction; and
(5)subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.
6.Notwithstanding anything to the contrary set forth herein, Sable shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding Sable other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (1) through (5) above constitutes material, nonpublic information regarding Sable;
(i)use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(ii)upon the occurrence of any event contemplated above, except for such times as Sable is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, Sable shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of Acquired Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(iii)use its commercially reasonable efforts to cause all Acquired Shares to be listed on each securities exchange or market, if any, on which Sable Common Stock issued by Sable has been listed;
(iv)use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Acquired Shares contemplated hereby and to enable Subscriber to sell Sable Common Stock under Rule 144; and
(v)subject to receipt from Subscriber by Sable and its transfer agent of customary representations and other documentation reasonably acceptable to Sable and the transfer agent in connection therewith, including, if required by the transfer agent, an opinion of Sable’s counsel, in a form reasonably acceptable to the transfer agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, upon Subscriber’s request, Sable will (following receipt of such customary representations and other documentation reasonably acceptable to Sable) reasonably cooperate with Sable’s transfer agent, such that any remaining restrictive legend set forth on such Acquired Shares will be removed from the book entry position evidencing its Acquired Shares following the earliest of such time as such Acquired Shares hereunder are either eligible to be sold (i) pursuant to an effective registration statement or (ii) without restriction under, and without the requirement for Sable to be in compliance with the current public information requirements of, Rule 144 under the Securities Act. Sable shall be responsible for the fees of its transfer agent, its legal counsel and all Depository Trust Company fees associated with such issuance.
(a)Notwithstanding anything to the contrary in this Subscription Agreement, Sable shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if it determines, upon the advice of outside legal counsel that the negotiation or consummation of a transaction by Sable or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, Sable’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by Sable in the Registration Statement of material information that Sable has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of Sable’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that Sable may not delay or suspend the Registration Statement on more than two occasions or for more than forty-five (45) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from Sable of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Acquired Shares under the Registration

Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which Sable agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Sable that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by Sable unless otherwise required by law or subpoena. If so directed by Sable, Subscriber will deliver to Sable or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering Acquired Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering Acquired Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.
(b)Indemnification.
(i)Sable shall indemnify, to the fullest extent permitted by law, Subscriber, its directors, officers, advisers and agents and each person who controls Subscriber (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or based on any information furnished in writing to Sable by Subscriber expressly for use therein.
(ii)In connection with any Registration Statement in which Subscriber is participating, Subscriber shall furnish to Sable in writing such information and affidavits as Sable reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify Sable, its directors and officers and agents and each person who controls Sable (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by Subscriber expressly for use therein; provided, however, that the liability of Subscriber shall be several and not joint with any other holders of Sable Common Stock and shall be in proportion to and, together with any amounts paid or payable pursuant to this Section 5(e)(ii), shall not exceed the dollar amount of the net proceeds received by Subscriber upon the sale of Acquired Shares giving rise to such indemnification obligation.
(iii)Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
(iv)The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities.
(v)If the indemnification provided under this Section 5(e) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, that the liability of Subscriber, together with any amounts paid or payable pursuant to this Section 5(e)(v), shall be limited to the net proceeds received by Subscriber from the sale of Acquired Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 5(e)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5(e) from any person who was not guilty of such fraudulent misrepresentation.
7.Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach.
8.Covenants.
(a)Sable’s Covenants.
(i)Except as contemplated herein, Sable, its subsidiaries and their respective affiliates shall not, and shall cause any person acting on behalf of any of the foregoing to not, take any action or steps that would require registration of the issuance of any of the Acquired Shares under the Securities Act.
(ii)With a view to making available to Subscriber the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit Subscriber to sell securities of Sable to the public without registration, Sable agrees, from and after the time the benefits of such rules or regulations may be available to Subscriber for so long as Subscriber holds the Acquired Shares, to:
(1)make and keep public information available, as those terms are understood and defined in Rule 144;
(2)file with the SEC in a timely manner all reports and other documents required of Sable under the Securities Act and the Exchange Act if Sable becomes, and for so long as Sable remains, subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and
(3)furnish to Subscriber so long as it owns Acquired Shares, promptly upon request, (x) an electronic statement by Sable, if true, that it has complied with the reporting requirements of the Exchange Act as required under Rule 144, (y) an electronic copy of the most recent annual or quarterly report of Sable and such other reports and documents so filed by Sable and (z) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration.
(iii)Sable shall use commercially reasonable efforts to cause the legend described in Section 4(e) relating to securities law transfer restrictions to be removed, including to cause an opinion of Sable’s counsel to be provided in connection therewith, and Sable shall use commercially reasonable efforts to cause its transfer agent to issue a certificate without such legend to the holder of the Acquired Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) such Acquired Shares are registered for resale under the Securities Act and Sable’s counsel will provide any opinions required with respect to such legend removal, (ii) in connection with a sale, assignment or other transfer, such holder provides Sable with customary representations and Sable provides the transfer agent an opinion of counsel to the effect that such sale, assignment or transfer of the Acquired Shares may be made without registration under the applicable requirements of the Securities Act, or (iii) the Acquired Shares can be sold, assigned or transferred pursuant to Rule 144 without restriction. Sable shall be responsible for the fees of its transfer agent and counsel and all DTC fees associated with such issuance, including any other costs related to Sable’s obligations under this Section 7(a)(iii) and Section 4(e).
(iv)Sable will use commercially reasonable efforts to continue the listing and trading of Sable Common Stock on NYSE and, in accordance therewith, will use commercially reasonable efforts to comply in all material respects with Sable’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.
(b)Subscriber’s Covenants.
(i)On behalf of itself and its affiliates, Subscriber releases each Placement Agent in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to this Subscription Agreement or the transactions contemplated hereby.
9.Miscellaneous.

(a)Each party hereto acknowledges that the other party and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing Date, Subscriber agrees to promptly notify Sable (which agrees to then promptly notify the Placement Agents) if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects. Subscriber and Sable further acknowledge and agree that each of the Placement Agents is a third-party beneficiary with the right to enforce Section 3, Section 4 and Section 8 of this Subscription Agreement on its behalf and not, for the avoidance of doubt, on behalf of Sable, and that each of the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties made by Subscriber and Sable contained in this Subscription Agreement.
(b)Sable, Subscriber and the Placement Agents (with respect to Section 3, Section 4 and Section 8 hereof) are entitled to rely upon this Subscription Agreement and are each irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby and to the extent required by law or regulatory bodies. The Placement Agents are entitled to rely upon the acknowledgments, understandings, agreements, representations and warranties made by Subscriber and Sable in this Subscription Agreement.
(c)Subscriber may not assign this Subscription Agreement and any of Subscriber’s rights and obligations hereunder without the prior consent of Sable; provided, that nothing in this Subscription Agreement shall prohibit Subscriber from transferring or assigning any of its rights, interests and obligations pursuant to this Subscription Agreement to any controlled affiliate of such Subscriber so long as (i) such transfer or assignment would not reasonably be expected to impair or delay the ability of Subscriber or such transferee to complete its respective obligations pursuant to this Subscription Agreement and (ii) such transferee would otherwise not violate any of the representation and warranties contained in Section 4 hereof. Subject to the foregoing, Subscriber’s permitted assignee(s) agrees to be bound by the terms hereof. Upon such permitted assignment by Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations provided for herein to the extent of such assignment. Neither this Subscription Agreement nor any rights that may accrue to Sable hereunder or any of Sable’s respective obligations may be transferred or assigned.
(d)All the agreements, covenants, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.
(e)Sable may request from Subscriber such additional information as Sable may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that, upon receipt of such additional information, Sable agrees to keep any such information confidential but shall be allowed to convey such information to each Placement Agent and such Placement Agent shall keep the information confidential, except as may be required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request.
(f)This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.
(g)This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 5(e), this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successor and assigns.
(h)Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their affiliates, heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.
(i)If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.
(j)This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.
(k)Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated by this Subscription Agreement.
(l)Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, or emailed, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (c) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:
if to Subscriber, to such address or addresses set forth on the signature page hereto; and

if to Sable, to:

Sable Offshore Corp.
845 Texas Ave., Ste. 2920
Houston, Texas 77002
Attn:
Phone:
Email:

(m)The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.
(n)This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.
THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND, IF SUCH FEDERAL COURT DOES NOT HAVE JURISDICTION, THE COURTS OF THE STATE OF DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH FEDERAL OR DELAWARE STATE COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 8(l) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.
EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, PLACEMENT AGENT, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8(n).

(o)Sable shall, (i) by 9:00 a.m., New York City time, on the trading day immediately following the date of this Subscription Agreement, issue a press release or file a Current Report on Form 8-K (collectively, the “Disclosure Document”, and earlier of the actual issuance of such press release and/or filing of such Current Report on Form 8-K, the “Disclosure Time”), disclosing the material terms of the transactions contemplated hereby, the Other Subscription Agreements and any other material, nonpublic information that Sable has provided to Subscriber at any time prior to the Disclosure Time and (ii) file a Current Report on Form 8-K, including a form of this Subscription Agreement as an exhibit thereto (provided that such exhibit shall not include the name of Subscriber except as permitted pursuant to this Section 8(o)), with the SEC within the time required by the Exchange Act. Notwithstanding the foregoing, except as may otherwise be agreed with Subscriber, without such Subscriber’s prior written consent (email being sufficient), Sable shall not identify Subscriber or any of Subscriber’s affiliates by name or by identifiable description in any issuance of a press release, on its website, in any marketing materials or investor presentations, on social media channels, or in any SEC Reports (unless required by the rules and regulations of the SEC, in which case Sable shall provide Subscriber with prior written notice (including by e-mail) of such required disclosure, and shall reasonably consult with Subscriber regarding such disclosure). From and after the Disclosure Time, Sable represents to Subscriber that it shall have publicly disclosed all material, non-public information delivered to Subscriber by Sable or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Subscription Agreement. Sable understands and confirms that Subscriber shall be relying on the foregoing covenant in effecting transactions in securities of Sable.
(p)No Other Subscription Agreement shall provide for any terms, rights or benefits to the investor under such Other Subscription Agreement that are more favorable to such Other PIPE Investor than the terms, rights and benefits hereof, and Sable has not entered into any side letter or similar agreement regarding any Other PIPE Investor other than the Other Subscription Agreements that is materially more favorable to such Other PIPE Investor than the terms, rights and benefits hereof. After the date hereof, no Other Subscription Agreement shall be amended or modified, and no terms or conditions thereof waived, in each case in a manner that is materially more favorable to such other investor than the terms, rights and benefits hereof, unless such amendment, modification or waiver is also offered to Subscriber; provided that each Other Subscription Agreement reflects the same per share purchase price for the Acquired Shares and has other economic terms with respect to the purchase of the Acquired Shares that are no more favorable to any such Other PIPE Investor thereunder than the terms of this Subscription Agreement.
(q)The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other PIPE Investor under the Other Subscription Agreements. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or any Other PIPE Investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and such Other PIPE Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and such Other PIPE Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any other investor to be joined as an additional party in any proceeding for such purpose.
[Signature Pages Immediately Follow]

IN WITNESS WHEREOF, each of Sable and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.
SABLE OFFSHORE CORP.

By:
    Name:    James C. Flores
    Title:    Chairman of the Board & Chief                 Executive Officer
Date: November 10, 2025

Signature Page to Subscription Agreement

SUBSCRIBER:	JOINT SUBSCRIBER, if applicable:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By: ___________________________________ Name: Title:	By: ___________________________________ Name: Title:

Date: , 2025	Date: , 2025

___________________________________ Name in which securities are to be registered (if different)

Email Address: _______________________
If there are joint investors, please check one:
☐ Joint Tenants with Rights of Survivorship
☐ Tenants-in-Common
☐ Community Property
Subscriber’s EIN:	Joint Subscriber’s EIN: ___________________________________
Business Address-Street:	Mailing Address-Street (if different):

___________________________________	___________________________________

___________________________________ City, State, Zip:	___________________________________ City, State, Zip:
Attn:	Attn:

Telephone No.: ______________________	Telephone No.: ______________________

Facsimile No.: _______________________	Facsimile No.: _______________________

Aggregate Number of Acquired Shares subscribed for:
_______________________________

Aggregate Purchase Price: $ [●]

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by Sable in the Closing Notice.
Signature Page to Subscription Agreement

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):
	1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).
	2.	☐ We are subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.
*** OR ***

B.	ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):
1.
☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

	2.	☐ We are not a natural person.
*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box)
SUBSCRIBER:
	☐	is:
	☐	is not:
an “affiliate” (as defined in Rule 144 under the Securities Act) of Sable acting on behalf of an affiliate of Sable.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

Schedule A-1

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”
ENTITY
☐ Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;
☐ Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934;
☐ Any insurance company as defined in section 2(a)(13) of the Securities Act;
☐ Any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act;
☐ Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;
☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;
☐ Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;
☐ Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;
☐ Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or
☐ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii).
☐ Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in
Schedule A-2

financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;
☐ Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements described above and whose prospective investment in the issuer is directed by such family office pursuant to clause (iii) of the above; or
☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above and below tests.
This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.
Schedule A-3

INDIVIDUAL
☐ Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer.

☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

Schedule A-4